Exhibit 99.1

NEWS RELEASE	[Logo of SPX Corporation]

Contact:     Jeremy W. Smeltser (Investors)

704-752-4478

E-mail:  investor@spx.com

Tina Betlejewski (Media)

704-752-4454

E-mail:  spx@spx.com

SPX REPORTS SECOND QUARTER 2006 RESULTS

Revenues up 9%, Segment Income up 15%

Raises Annual Adjusted Earnings Per Share Guidance Range $0.10 to $2.95 to $3.05

CHARLOTTE, NC – August 2, 2006 – SPX Corporation (NYSE:SPW) today reported results for the second quarter ended June 30, 2006:

•                  Revenues increased 9.1% to $1.12 billion from $1.03 billion in the year-ago quarter.  Organic revenue growth was 7.3%, while completed acquisitions, the impact of currency fluctuations and a change in classification of certain sales program costs combined to increase reported revenues by 1.8%.

•                  Segment income and margins were $115.8 million and 10.3%, compared with $100.4 million and 9.8% in the year-ago quarter.

•                  Diluted net income per share, including discontinued operations, was $1.83, compared with $4.33 in the year-ago quarter. The second quarter of 2006 included income from discontinued operations, net of tax, of $44.8 million, or $0.74 per share, while the second quarter of 2005 included income from discontinued operations, net of tax, of $323.3 million, or $4.35 per share.  The second quarter of 2005 income from discontinued operations included a gain on the sale of Kendro, net of taxes and transaction fees, of $313.8 million, or $4.22 per share.

•                  Diluted net income per share from continuing operations was $1.09, compared with a loss of $0.02 in the year-ago quarter.  Second quarter 2005 results were reduced by $0.43 per share due to items related to the recapitalization of the company and repatriation of foreign earnings.

•                  Second quarter 2006 adjusted earnings per share were $0.71, which excludes a $34.7 million, or $0.58 per share, benefit related to the closure of certain income tax matters and a $20.0 million, or $0.20 per share, charge for the settlement of litigation with VSI Holdings, Inc.

•                  Adjusted free cash flow from continuing operations during the quarter was $14.3 million, compared with a negative $4.0 million of adjusted free cash flow in the year-ago quarter.  The second quarter of 2006 included a $20.0 million cash outflow for the settlement of litigation with VSI Holdings, Inc.  For the year, the company’s guidance for adjusted free cash flow remains at $190.0 million to $210.0 million, including this settlement payment.

Chris Kearney, President and CEO said, “We are very pleased with outperforming our second quarter earnings per share guidance, and increasing our full year adjusted earnings per share guidance by $0.10 for the second straight quarter.  Our organic revenue growth continues to be strong, at 7.3% for the quarter, and we have raised our full year organic growth expectations to 8.0%.  In addition, adjusted free cash flow was $14.3 million and segment margins expanded 50 points to 10.3%.”

Mr. Kearney continued, “We also concluded the outstanding litigation with VSI Holdings, Inc., settling the case for $20.0 million.  This payment was made in the quarter and is reflected as a reduction in our adjusted free cash flow.  The continued strength of our operations allows us to hold our full year guidance for adjusted free cash flow of $190.0 to $210.0 million, despite this one-time payment.”

“We continue to take steps to improve our existing operations and to capitalize on strong end markets, while making strategic and capital allocation decisions to improve SPX in 2007 and beyond,” Mr. Kearney concluded.

FINANCIAL HIGHLIGHTS – CONTINUING OPERATIONS

Flow Technology

Revenues in the second quarter of 2006 were $239.0 million compared to $223.5 million in the second quarter of 2005, an increase of $15.5 million, or 6.9%.  The increase was due to organic revenue growth of 5.9%, related primarily to strong demand in the power, mining, oil and gas, and dehydration markets, as well as pricing improvements and new product introductions.  Currency fluctuations increased revenues by 1.0% from the year-ago quarter.

Segment income was $34.6 million, or 14.5% of revenues, in the second quarter of 2006 compared to $24.1 million, or 10.8% of revenues, in the second quarter of 2005.  The increase in segment income and margins was due primarily to pricing improvements and the organic growth noted above.

Test and Measurement

Revenues in the second quarter of 2006 were $286.5 million compared to $280.2 million in the second quarter of 2005, an increase of $6.3 million, or 2.2%.  The increase was due primarily to the acquisition of CarTool in the fourth quarter of 2005, offset by 2.5% organic decline due to the timing of certain program revenues.

Segment income was $41.5 million, or 14.5% of revenues, in the second quarter of 2006 compared to $34.5 million, or 12.3% of revenues, in the second quarter of 2005.  The increase in segment income and margins was due primarily to improved profitability in the portable cable and pipe locator product lines, driven by new product introductions and favorable product mix.

Thermal Equipment and Services

Revenues in the second quarter of 2006 were $309.7 million compared to $273.7 million in the second quarter of 2005, an increase of $36.0 million, or 13.2%.  The increase was due to organic revenue growth of 12.2%, related largely to the continued strong demand for thermal service and repair work in Europe and dry cooling products in Asia.  Currency fluctuations increased revenues by 1.0% from the year-ago quarter.

Segment income was $13.6 million, or 4.4% of revenues, in the second quarter of 2006 compared to $21.6 million, or 7.9% of revenues, in the second quarter of 2005.  The increase in segment income resulting from growth in Asia and Europe was more than offset by a decline in profits in the boiler and heating and ventilation product lines due primarily to lower market volumes, unfavorable mix and higher manufacturing costs.  The second quarter of 2006 results were also reduced by a $2.8 million write-down related to an ongoing customer issue.  Additionally, the second quarter of 2005 included a reduction in warranty liabilities of $4.7 million as a result of a change in warranty programs, offset partially by charges of $3.3 million associated with an operation in France.

Industrial Products and Services

Revenues in the second quarter of 2006 were $285.6 million compared to $249.5 million in the second quarter of 2005, an increase of $36.1 million, or 14.5%.  The increase was due to organic revenue growth of 14.2%, driven by increases across the segment, most notably related to pricing improvements and increased demand for power transformers, laboratory equipment and industrial and hydraulic tools.  Currency fluctuations increased revenues by 0.3% from the year-ago quarter.

Segment income was $26.1 million, or 9.1% of revenues, in the second quarter of 2006 compared to $20.2 million, or 8.1% of revenues, in the second quarter of 2005.  The increase in segment income and margins was driven by strong organic growth from pricing and end market strength, and manufacturing efficiencies achieved from continuous improvement initiatives, partially offset by declines in the domestic automotive market.

OTHER ITEMS

Share Repurchases:  During the second quarter of 2006, the company repurchased 2.1 million shares of its common stock for $109.5 million.  Year-to-date through August 1, 2006, the company has repurchased 7.1 million shares of its common stock for $359.7 million.  The company’s 2.5 million share 10b5-1 trading plan that was announced in May 2006 has been completed.

Since beginning its share repurchase strategy in the second quarter of 2005, the company has repurchased 21.9 million shares for $1.04 billion.

Discontinued Operations:  During the second quarter of 2006, the company committed to a plan to divest a business in the Industrial Products and Services segment.  The financial condition, results of operations, and cash flows of this business have been reported as a discontinued operation in the attached condensed consolidated financial statements.  As a result of this planned divestiture and adjustments to gains and losses on previously discontinued businesses, the company reported income from discontinued operations of $44.8 million, or $0.74, net of tax, during the second quarter of 2006.

Dividend:   On June 1, 2006, the Board of Directors announced a quarterly dividend of $0.25 per common share payable to shareholders of record on June 15, 2006.  This second quarter 2006 dividend was paid on July 3, 2006.

Form 10-Q:  The company expects to file its quarterly report on Form 10-Q for the quarter ended June 30, 2006 with the Securities and Exchange Commission by August 9, 2006.  This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

SPX Corporation is a leading global provider of flow technology, test and measurement solutions, thermal equipment and services and industrial products and services.  For more information visit the company’s website at www.spx.com.

Certain statements in this press release, including any statements as to future results of operations and financial projections, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby.  Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year ended December 31, 2005.  These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.  Actual results may differ materially from these statements.  The words “believe,” “expect,” “anticipate,” “estimate,” “guidance,” “target” and similar expressions identify forward-looking statements.  Particular risks facing the company include economic, business and other risks stemming from its international operations, legal and regulatory risks, costs of raw materials, pricing pressures, pension funding requirements, integration of acquisitions and changes in the economy.  Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	June 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and equivalents	$337.6	$576.2
Accounts receivable, net	976.1	934.7
Inventories, net	515.3	453.1
Other current assets	82.3	77.8
Deferred income taxes	176.5	44.7
Assets of discontinued operations	72.8	170.8
Total current assets	2,160.6	2,257.3
Property, plant and equipment
Land	30.6	28.4
Buildings and leasehold improvements	244.9	238.9
Machinery and equipment	699.4	673.0
	974.9	940.3
Accumulated depreciation	(504.4)	(475.7)
Net property, plant and equipment	470.5	464.6
Goodwill	1,829.1	1,806.1
Intangibles, net	431.4	424.3
Other assets	370.8	354.1
TOTAL ASSETS	$5,262.4	$5,306.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$496.9	$520.4
Accrued expenses	689.1	676.7
Income taxes payable	254.7	161.7
Short-term debt	50.1	64.9
Current maturities of long-term debt	35.8	2.6
Liabilities of discontinued operations	32.9	57.1
Total current liabilities	1,559.5	1,483.4

Long-term debt	779.0	720.9
Deferred and other income taxes	225.4	335.0
Other long-term liabilities	669.4	654.0
Total long-term liabilities	1,673.8	1,709.9

Minority interest	2.2	1.9
Shareholders’ equity:
Common stock	948.5	920.8
Paid-in capital	1,131.5	1,084.8
Retained earnings	1,744.2	1,642.0
Unearned compensation	—	(55.3)
Accumulated other comprehensive loss	(129.3)	(173.8)
Common stock in treasury	(1,668.0)	(1,307.3)
Total shareholders’ equity	2,026.9	2,111.2
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,262.4	$5,306.4

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenues	$1,120.8	$1,026.9	$2,151.6	$1,975.7

Costs and expenses:
Cost of products sold	819.3	757.1	1,588.5	1,465.4
Selling, general and administrative	223.6	204.0	435.0	398.9
Intangible amortization	3.8	3.6	7.6	7.9
Special charges, net	1.3	5.3	1.7	10.1
Operating income	72.8	56.9	118.8	93.4

Other expense, net	(18.8)	(13.0)	(19.5)	(16.2)
Interest expense	(16.8)	(15.0)	(30.6)	(47.3)
Interest income	3.7	5.4	6.9	6.9
Loss on early extinguishment of debt	—	(6.9)	—	(110.4)
Income (loss) from continuing operations before income taxes	40.9	27.4	75.6	(73.6)
Income tax benefit (provision)	15.1	(36.4)	(2.7)	2.6
Equity earnings in joint ventures	9.5	7.5	19.3	11.8
Income (loss) from continuing operations	65.5	(1.5)	92.2	(59.2)

Income from discontinued operations, net of tax	0.9	4.5	0.8	4.7
Gain on disposition of discontinued operations, net of tax	43.9	318.8	39.0	1,059.7
Income from discontinued operations	44.8	323.3	39.8	1,064.4

Net income	$110.3	$321.8	$132.0	$1,005.2

Basic income (loss) per share of common stock
Income (loss) from continuing operations	$1.12	$(0.02)	$1.55	$(0.80)
Income from discontinued operations	0.76	4.35	0.67	14.31
Net income per share	$1.88	$4.33	$2.22	$13.51

Weighted average number of common shares outstanding - basic	58.744	74.285	59.354	74.420

Income (loss) from continuing operations for diluted income (loss) per share	$65.5	$(1.5)	$93.3	$(59.2)

Net income for diluted income per share	$110.3	$321.8	$133.1	$1,005.2

Diluted income (loss) per share of common stock (1)
Income (loss) from continuing operations	$1.09	$(0.02)	$1.49	$(0.80)
Income from discontinued operations	0.74	4.35	0.63	14.31
Net income per share	$1.83	$4.33	$2.12	$13.51

Weighted average number of common shares outstanding - dilutive	60.212	74.285	62.774	74.420

(1)  Diluted loss per share for the quarter and six months ended June 30, 2005 is anti-dilutive and therefore has been adjusted to reflect basic loss per share.

SPX CORPORATION AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(Unaudited; in millions)

	Three months ended			Six months ended
	June 30,			June 30,
	2006	2005	%	2006	2005	%
Flow Technology (1)

Revenues	$239.0	$223.5	6.9%	$457.0	$425.5	7.4%
Gross profit	80.9	69.5		153.7	131.6
Selling, general and administrative expense	46.1	44.8		90.7	87.4
Intangible amortization expense	0.2	0.6		0.4	1.7
Segment income	$34.6	$24.1	43.6%	$62.6	$42.5	47.3%
as a percent of revenues	14.5%	10.8%		13.7%	10.0%

Test and Measurement (1)

Revenues	$286.5	$280.2	2.2%	$543.3	$526.5	3.2%
Gross profit	97.5	86.6		174.8	159.4
Selling, general and administrative expense	54.4	51.2		106.0	103.9
Intangible amortization expense	1.6	0.9		3.3	1.8
Segment income	$41.5	$34.5	20.3%	$65.5	$53.7	22.0%
as a percent of revenues	14.5%	12.3%		12.1%	10.2%

Thermal Equipment and Services (1)

Revenues	$309.7	$273.7	13.2%	$592.8	$527.6	12.4%
Gross profit	66.3	65.3		126.6	124.6
Selling, general and administrative expense	51.0	42.0		98.0	81.9
Intangible amortization expense	1.7	1.7		3.3	3.5
Segment income	$13.6	$21.6	-37.0%	$25.3	$39.2	-35.5%
as a percent of revenues	4.4%	7.9%		4.3%	7.4%

Industrial Products and Services (1)

Revenues	$285.6	$249.5	14.5%	$558.5	$496.1	12.6%
Gross profit	61.2	50.5		116.9	99.4
Selling, general and administrative expense	34.8	29.9		65.9	58.9
Intangible amortization expense	0.3	0.4		0.6	0.9
Segment income	$26.1	$20.2	29.2%	$50.4	$39.6	27.3%
as a percent of revenues	9.1%	8.1%		9.0%	8.0%

Total segment income	115.8	100.4		203.8	175.0
Corporate expenses	(21.2)	(23.7)		(41.3)	(44.0)
Pension and postretirement expense	(12.0)	(7.3)		(24.1)	(15.0)
Stock-based compensation expense	(8.5)	(7.2)		(17.9)	(12.5)
Special charges, net	(1.3)	(5.3)		(1.7)	(10.1)
Consolidated Operating Income (1)	$72.8	$56.9		$118.8	$93.4

(1) Excludes results of discontinued operations.

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Six months ended
	June 30,
	2006	2005
Cash flows from (used in) operating activities:
Net income	$132.0	$1,005.2
Less: Income from discontinued operations, net of tax	39.8	1,064.4
Income (loss) from continuing operations	92.2	(59.2)
Adjustments to reconcile income (loss) from continuing operations to net cash used in operating activities
Special charges, net	1.7	10.1
Loss on early extinguishment of debt	—	110.4
Deferred and other income taxes	(8.1)	(28.1)
Depreciation and amortization	44.2	44.8
Accretion of LYONs	1.7	9.0
Pension and other employee benefits	32.7	24.1
Stock-based compensation	17.9	12.5
Other, net	2.9	20.1
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures
Accounts receivable and other	(57.7)	(11.8)
Inventories	(56.5)	(18.6)
Accounts payable, accrued expenses and other	(63.9)	(128.8)
Payments to terminate interest rate swap agreements	—	(13.3)
Taxes paid on LYONs tax recapture	(45.0)	—
Accreted interest paid on LYONs repurchase (accreted since issuance date)	(84.3)	(1.9)
Net cash used in continuing operations	(122.2)	(30.7)
Net cash used in discontinued operations	(20.9)	(265.6)
Net cash used in operating activities	(143.1)	(296.3)

Cash flows from (used in) investing activities:
Proceeds from sales of discontinued operations, net of cash sold	73.5	2,694.6
Proceeds from other asset sales	2.5	10.3
Decrease of restricted cash	—	—
Business acquisitions and investments, net of cash acquired	(14.1)	(9.0)
Capital expenditures	(37.0)	(30.6)
Net cash from continuing operations	24.9	2,665.3
Net cash from (used in) discontinued operations	0.6	(5.2)
Net cash from investing activities	25.5	2,660.1

Cash flows from (used in) financing activities:
Repayments of Tranche A and B term loans	—	(1,016.2)
Repurchase of senior notes (includes premiums paid of $72.9)	—	(744.3)
Borrowings under delayed draw term loan	750.0	—
Repayments under delayed draw term loan	(5.0)	—
Repayment of LYONs principal	(576.0)	(16.0)
Net repayments under other financing arrangements	(14.9)	(12.8)
Purchases of common stock	(357.7)	(81.7)
Proceeds from the exercise of employee stock options	104.5	16.9
Financing fees paid	(0.4)	—
Dividends paid	(30.9)	(37.4)
Net cash used in continuing operations	(130.4)	(1,891.5)
Net cash used in discontinued operations	—	(18.0)
Net cash used in financing activities	(130.4)	(1,909.5)
Change in cash and equivalents due to changes in foreign currency exchange rates	5.5	(23.3)
Net change in cash and equivalents	(242.5)	431.0
Consolidated cash and equivalents, beginning of period	580.2	586.4
Consolidated cash and equivalents, end of period	$337.7	$1,017.4

Cash and equivalents of continuing operations	$337.6	$1,014.5
Cash and equivalents of discontinued operations	$0.1	$2.9

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
 (Unaudited; in millions)

Six months ended June 30, 2006

Beginning cash (1)	$580.2

Operational cash flow (2)	(122.2)
Business acquisitions and investments	(14.1)
Capital expenditures	(37.0)
Proceeds from sales of discontinued operations	73.5
Proceeds from asset sales	2.5
Borrowings under delayed draw term loan	750.0
Repayments under delayed draw term loan	(5.0)
Repayment of LYONs principal	(576.0)
Net repayments of other borrowings	(14.9)
Purchases of common stock	(357.7)
Proceeds from the exercise of employee stock options	104.5
Dividends paid	(30.9)
Financing fees paid	(0.4)
Cash used in discontinued operations	(20.3)
Change in cash due to change in foreign currency exchange rates	5.5

Ending cash (1)	$337.7

	Debt At 12/31/2005	Accretion and Debt Assumption	Borrowings	Repayments	Debt At 6/30/2006

LYONs, net of unamortized discount (2)	$658.6	$1.7	$—	$(660.3)	$—
7.5% Senior Notes	28.2				28.2
6.25% Senior Notes	21.3				21.3
Delayed draw term loan	—		750.0	(5.0)	745.0
Other	80.3	5.0		(14.9)	70.4

Totals	$788.4	$6.7	$750.0	$(680.2)	$864.9

(1) Includes cash of discontinued operations of $0.1 and $4.0 as of June 30, 2006 and December 31, 2005, respectively.

(2) LYONs repayments include $84.3 of accreted interest that is a component of operational cash flow.

SPX CORPORATION AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005

Net earnings continuing operations	$(11.8)	$5.2	$(122.2)	$(30.7)

Capital expenditures - continuing operations	(18.9)	(11.1)	(37.0)	(30.6)

Free cash flow used in continuing operations	$(30.7)	$(5.9)	$(159.2)	$(61.3)

Interest paid on LYONs redemption	—	1.9	84.3	1.9

Taxes paid on LYONs tax recapture	45.0	—	45.0	—

Adjusted free cash flow from (used in) continuing operations	$14.3	$(4.0)	$(29.9)	$(59.4)

SPX CORPORATION AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	2006 Guidance Range

Net cash from continuing operations	$106	to	$116

Capital expenditures - continuing operations	(90)	to	(80)

Free cash flow from continuing operations	$16	to	$36

Interest paid on LYONs redemption	84		84
Taxes paid on LYONs tax recapture	90		90

Adjusted free cash flow from continuing operations	$190	to	$210

SPX CORPORATION AND SUBSIDIARIES
ORGANIC REVENUE GROWTH RECONCILIATION
(Unaudited)

	Three months ended June 30, 2006
	Net Revenue Growth	Acquisitions, Divestitures and Other (1)	Foreign Currency	Organic Revenue Growth

Flow Technology	6.9%	—%	1.0%	5.9%

Test and Measurement	2.2%	4.4%	0.3%	(2.5)%

Thermal Equipment and Services	13.2%	—%	1.0%	12.2%

Industrial Products and Services	14.5%	—%	0.3%	14.2%

Consolidated	9.1%	1.2%	0.6%	7.3%

	Six months ended June 30, 2006
	Net Revenue Growth	Acquisitions, Divestitures and Other (1)	Foreign Currency	Organic Revenue Growth

Flow Technology	7.4%	—%	(0.9)%	8.3%

Test and Measurement	3.2%	4.0%	(0.8)%	—%

Thermal Equipment and Services	12.4%	—%	(0.7)%	13.1%

Industrial Products and Services	12.6%	—%	(0.1)%	12.7%

Consolidated	8.9%	1.0%	(0.6)%	8.5%

(1) For both the three and six months ended June 30, 2006, Acquisitions, Divestitures and Other included a reduction in 2005 consolidated revenues of 0.5% due to a change in classification of certain sales program costs.  For the Test and Measurement segment, the impact of this change in classification was 1.7% and 1.8% for the three and six months periods, respectively.

SPX CORPORATION AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE RECONCILIATION
(Unaudited; in millions, except per share)

	Three months ended
	June 30, 2006
	Income/	Earnings per	Full Year 2006
	(Expense)	Share	Earnings per Share Range

Net earnings from continuing operations	$65.5	$1.09	$3.33	to	$3.43

Tax accrual reversal	(34.7)	(0.58)	(0.58)		(0.58)

VSI Holding, Inc. legal settlement, net of tax	12.2	0.20	0.20		0.20

Adjusted net earnings from continuing operations	$43.0	$0.71	$2.95	to	$3.05

Weighted average number of common shares outstanding - dilutive		60.212